Exhibit 99.2

Sanchez Energy Corporation

Unaudited Pro Forma Combined Financial Information

On June 30, 2014, Sanchez Energy Corporation (the “Company”) completed its previously announced acquisition of assets in the Eagle Ford Shale in South Texas from SWEPI LP and Shell Gulf of Mexico Inc. (collectively “Shell”, and the assets purchased in such acquisition the “Catarina Assets”, and such acquisition, the “Catarina Acquisition”) for an aggregate adjusted purchase price of approximately $557.1 million. The effective date of the transaction was January 1, 2014. The purchase price was funded with a portion of the proceeds from the issuance of the $850 million senior unsecured 6.125% notes due 2023 (the “Notes”) and cash on hand.

On March 31, 2015, SEP Holdings III, LLC, a wholly owned subsidiary of the Company (the “Seller”), completed a transaction under a Purchase and Sale Agreement (the “Purchase Agreement”) with Sanchez Production Partners LP (“SPP” or the “Partnership”) and SPP’s wholly owned subsidiary, SEP Holdings IV, LLC (the “Buyer”). The Purchase Agreement relates to the sale by the Seller to the Buyer of escalating amounts of partial working interests in 59 wellbores at existing producing intervals in the non-operated Palmetto Field in the Eagle Ford with proved reserves of approximately 5.2 MMBOE (the “Palmetto Sale”).  The aggregate average working interest percentage initially conveyed is 18.25% per wellbore and, upon January 1 of each subsequent year after the closing, the Buyer’s working interest will automatically increase (and the Seller’s will correspondingly decrease) in incremental amounts until January 1, 2019, at which point the Buyer will own a 47.5% working interest and the Seller will own a 2.5% working interest in each of the wellbores.  In exchange for these assets, the Buyer paid to the Seller consideration consisting of $83.0 million (approximately $81.4 million as adjusted) cash paid to the Seller by the Buyer and 1,052,632 common units of the Partnership valued at approximately $2.0 million issued to the Seller. Also, in anticipation of the transaction, the Company entered into certain gas and oil hedging transactions related to the production of the wellbores with the Royal Bank of Canada.  As part of the closing, the Company novated these hedges to SPP and the purchase price was adjusted upward to account for amounts the Company had paid under these hedges. The effective date of the sale was January 1, 2015.

On October 14, 2015, the Company and SN Catarina, LLC, a wholly-owned subsidiary of the Company (“Midstream Seller”), completed the sale of Midstream Seller’s interests in Catarina Midstream, LLC, a wholly-owned subsidiary of Midstream Seller (“Midstream”), which as of the closing owned (i) certain midstream gathering lines and associated assets and interests located in Dimmit County and Webb County, Texas and (ii) 105,263 common units of SPP, to SPP for approximately $345.8 million in cash, subject to post-closing adjustments (the “Western Catarina Midstream Divestiture”).  In connection with the closing of the Western Catarina Midstream Divestiture, Midstream Seller and Midstream entered into a Firm Gathering and Processing Agreement (the “Gathering Agreement”) on October 14, 2015 for an initial term of 15 years under which production from approximately 35,000 acres in Dimmit County and Webb County, Texas will be dedicated for gathering by Midstream.  In addition, for the first five years of the Gathering Agreement, Midstream Seller will be required to meet a minimum quarterly volume delivery commitment of 10,200 barrels per day of crude oil and condensate and 142,000 Mcf per day of natural gas, subject to certain adjustments.  Midstream Seller will be required to pay gathering and processing fees of $0.96 per barrel for crude oil and condensate and $0.74 per Mcf for natural gas that are tendered through the gathering system, in each case, subject to an annual escalation for a positive increase in the consumer price index.  In addition, Midstream Seller has, under certain circumstances, a right of first refusal during the term of the agreement and afterwards with respect to dispositions by Midstream of its ownership interest in the gathering system.

The following unaudited pro forma combined financial information is based on the historical consolidated financial statements of the Company adjusted to reflect the Catarina Acquisition, the Palmetto Sale and the Western Catarina Midstream Divestiture.  The Company’s historical consolidated balance sheet as of June 30, 2015, has been adjusted to reflect the pro forma effect of the Western Catarina Midstream Divestiture as if it had occurred on June 30, 2015.  The Company’s historical consolidated statement of operations for the year ended December 31, 2014 and for the six months ended June 30, 2015 and 2014 has also been adjusted to give pro forma effect to the Catarina Acquisition, the Palmetto Sale and the Western Catarina Midstream Divestiture as if they had occurred on January 1, 2014. The unaudited pro forma combined financial information should be read in conjunction with the Company’s Form 10-K for the year ended December 31, 2014.

The unaudited pro forma combined financial information is for informational purposes only and is not intended to represent or to be indicative of the combined results of operations or financial position that the Company would have reported had the Catarina Acquisition, the Palmetto Sale and the Western Catarina Midstream Divestiture been completed as of the dates set forth in this unaudited pro forma combined financial information and should not be taken as indicative of the Company’s future combined results of operations or financial position.  The actual results may differ significantly from that reflected in the unaudited pro forma combined financial information for a number of reasons, including, but not limited to, differences in assumptions used to prepare the unaudited pro forma combined financial information and actual results.

Unaudited Pro Forma Combined

Balance Sheet as of June 30, 2015

	Sanchez Historical	Western Catarina Midstream Divestiture		Sanchez Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$271,784	$345,840	(a)	$617,624
Oil and natural gas receivables	44,922	—		44,922
Joint interest billings receivables	3,106	—		3,106
Accounts receivables - related entities	3,891	—		3,891
Fair value of derivative instruments	69,203	—		69,203
Other current assets	12,774	—		12,774
Total current assets	405,680	345,840		751,520
Oil and natural gas properties, at cost, using full cost method:
Unproved oil and natural gas properties	342,822	—		342,822
Proved oil and natural gas properties	2,892,554	(243,000	)(b)	2,649,554
Total oil and natural gas properties	3,235,376	(243,000)		2,992,376
Less: accumulated depreciation, depletion, amortization and impairment	(1,822,596)	—		(1,822,596)
Total oil and natural gas properties, net	1,412,780	(243,000)		1,169,780
Other assets:
Debt issuance costs, net	45,005	—		45,005
Fair value of derivative instruments	28,722	—		28,722
Deferred tax asset	20,165	—		20,165
Investments	2,032	(2,032	)(a)	—
Other assets	20,929	—		20,929
Total other assets	116,853	(2,032)		114,821
Total assets	$1,935,313	$100,808		$2,036,121

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,000	$—		$1,000
Other payables	7,942	—		7,942
Accrued liabilities	157,624	—		157,624
Deferred premium liability	12,207	—		12,207
Deferred tax liability	20,165	—		20,165
Deferred gain	—	20,400	(c)	20,400
Total current liabilities	198,938	20,400		219,338

Long term debt, net of discount	1,746,649	—		1,746,649
Asset retirement obligations	28,500	—		28,500
Deferred premium liability - long term	12,341	—		12,341
Deferred gain - long term	—	81,600	(c)	81,600
Other liabilities	1,967	—		1,967
Total liabilities	1,988,395	102,000		2,090,395
Commitments and contingencies
Stockholders’ equity:
Preferred stock	53	—		53
Common stock	617	—		617
Additional paid-in capital	1,080,204	—		1,080,204
Accumulated deficit	(1,133,956)	(1,192	)(d)	(1,135,148)
Total stockholders’ deficit	(53,082)	(1,192)		(54,274)
Total liabilities and stockholders’ equity	$1,935,313	$100,808		$2,036,121

Unaudited Pro Forma Combined

Statement of Operations

For the Six Months Ended June 30, 2015

	Sanchez Historical	Palmetto Sale		Western Catarina Midstream Divestiture	Pro Forma Adjustments		Sanchez Pro Forma Combined
REVENUES:
Oil sales	$175,022	$(2,845)		$—	$—		$172,177
Natural gas liquid sales	31,547	(196)		—	—		31,351
Natural gas sales	45,152	(202)		—	—		44,950
Total revenues	251,721	(3,243	)(a)	—	—		248,478
OPERATING COSTS AND EXPENSES:
Oil and natural gas production expenses	69,821	(753	)(b)	5,072 (b)	—		74,140
Production and ad valorem taxes	16,973	(339	)(c)	—	—		16,634
Depreciation, depletion, amortization and accretion	207,374	—		—	(17,315	)(d)	190,059
Impairment of oil and natural gas properties	910,372	—		—	(220,402	)(e)	689,970
General and administrative	43,439	—		—	—		43,439
Total operating costs and expenses	1,247,979	(1,092)		5,072	(237,717)		1,014,242
Operating income (loss)	(996,258)	(2,151)		(5,072)	237,717		(765,764)
Other income (expense):
Interest and other income	(1,051)	—		—	—		(1,051)
Interest expense	(63,058)	—		—	—		(63,058)
Net gains on commodity derivatives	7,554	—		—	—		7,554
Total other income (expense)	(56,555)	—		—	—		(56,555)
Income (loss) before income taxes	(1,052,813)	(2,151)		(5,072)	237,717		(822,319)
Income tax expense (benefit)	7,442	—		—	(1,630	)(g)	5,812
Net income (loss)	(1,060,255)	(2,151)		(5,072)	239,347		(828,131)
Less:
Preferred stock dividends	(7,982)	—		—	—		(7,982)
Net income (loss) attributable to common stockholders	$(1,068,237)	$(2,151)		$(5,072)	$239,347		$(836,113)

Net loss per common share - basic and diluted	$(18.74)						$(14.67)
Weighted average number of shares	56,996						56,996

Unaudited Pro Forma Combined

Statement of Operations

For the Year Ended December 31, 2014

	Sanchez Historical	Catarina Acquisition		Catarina Pro Forma Adjustments		Palmetto Sale		Western Catarina Midstream Divestiture		Pro Forma Adjustments		Sanchez Pro Forma Combined
REVENUES:
Oil sales	$538,887	$70,936		$—		$(40,053)		$—		$—		$569,770
Natural gas liquid sales	66,989	47,954		—		(2,837)		—		—		112,106
Natural gas sales	60,188	40,450		—		(2,378)		—		—		98,260
Total revenues	666,064	159,340	(a)	—		(45,268	)(a)	—		—		780,136
OPERATING COSTS AND EXPENSES:
Oil and natural gas production expenses	93,581	43,472	(b)	—		(4,395	)(b)	10,144	(b)	—		142,802
Production and ad valorem taxes	37,787	4,134	(c)	—		(2,747	)(c)	—		—		39,174
Depreciation, depletion, amortization and accretion	338,097	—		—		—		—		128,978	(d)	467,075
Impairment of oil and natural gas properties	213,821	—		—		—		—		297,493	(e)	511,314
General and administrative	63,692	—		—		—		—		—		63,692
Total operating costs and expenses	746,978	47,606		—		(7,142)		10,144		426,471		1,224,057
Operating income (loss)	(80,914)	111,734		—		(38,126)		(10,144)		(426,471)		(443,921)
Other income (expense):
Interest and other income	289	—		—		—		—		—		289
Interest expense	(89,800)	—		(16,735	)(f)	2,560	(f)	10,628	(f)	—		(93,347)
Net gains on commodity derivatives	137,205	—		—		—		—		—		137,205
Total other income (expense)	47,694	—		(16,735)		2,560		10,628		—		44,147
Income (loss) before income taxes	(33,220)	111,734		(16,735)		(35,566)		484		(426,471)		(399,774)
Income tax benefit	(11,429)	—		—		—		—		(129,793	)(g)	(141,222)
Net income (loss)	(21,791)	111,734		(16,735)		(35,566)		484		(296,678)		(258,552)
Less:
Preferred stock dividends	(33,590)	—		—		—		—		—		(33,590)
Net income (loss) attributable to common stockholders	$(55,381)	$111,734		$(16,735)		$(35,566)		$484		$(296,678)		$(292,142)

Net loss per common share - basic and diluted	$(1.06)											$(5.58)
Weighted average number of shares	52,338											52,338

Unaudited Pro Forma Combined

Statement of Operations

For the Six Months Ended June 30, 2014

	Sanchez Historical	Catarina Acquisition		Catarina Pro Forma Adjustments		Palmetto Sale		Western Catarina Midstream Divestiture		Pro Forma Adjustments		Sanchez Pro Forma Combined
REVENUES:
Oil sales	$256,577	$70,936		$—		$(23,775)		$—		$—		$303,738
Natural gas liquid sales	16,609	47,954		—		(1,682)		—		—		62,881
Natural gas sales	13,037	40,450		—		(1,465)		—		—		52,022
Total revenues	286,223	159,340	(a)	—		(26,922	)(a)	—		—		418,641
OPERATING COSTS AND EXPENSES:
Oil and natural gas production expenses	29,823	43,472	(b)	—		(2,161	)(b)	5,072	(b)	—		76,206
Production and ad valorem taxes	18,245	4,134	(c)	—		(1,577	)(c)	—		—		20,802
Depreciation, depletion, amortization and accretion	131,834	—		—		—		—		154,827	(d)	286,661
General and administrative	48,178	—		—		—		—		—		48,178
Total operating costs and expenses	228,080	47,606		—		(3,738)		5,072		154,827		431,847
Operating income (loss)	58,143	111,734		—		(23,184)		(5,072)		(154,827)		(13,206)
Other income (expense):
Interest and other income	15	—		—		—		—		—		15
Interest expense	(30,533)	—		(16,735	)(f)	2,560	(f)	10,628	(f)	—		(34,080)
Net losses on commodity derivatives	(41,017)	—		—		—		—		—		(41,017)
Total other income (expense)	(71,535)	—		(16,735)		2,560		10,628		—		(75,082)
Income (loss) before income taxes	(13,392)	111,734		(16,735)		(20,624)		5,556		(154,827)		(88,288)
Income tax benefit	(4,679)	—		—		—		—		(27,744	)(g)	(32,423)
Net income (loss)	(8,713)	111,734		(16,735)		(20,624)		5,556		(127,083)		(55,865)
Less:
Preferred stock dividends	(25,325)	—		—		—		—		—		(25,325)
Net income (loss) attributable to common stockholders	$(34,038)	$111,734		$(16,735)		$(20,624)		$5,556		$(127,083)		$(81,190)

Net loss per common share - basic and diluted	$(0.70)											$(1.66)
Weighted average number of shares	48,825											48,825

Notes to Unaudited Pro Forma Combined Financial Information

Notes to the Unaudited Pro Forma Combined Balance Sheet

The unaudited pro forma combined balance sheet as of June 30, 2015, includes adjustments to reflect the following:

(a)         Represents the increase in cash and cash equivalents resulting from consideration received related to the Western Catarina Midstream Divestiture in 2015, including net cash proceeds from the Western Catarina Midstream Divestiture and the sale of common units in the Partnership.

(b)         Represents the decrease in proved oil and natural gas properties related to the Western Catarina Midstream Divestiture in 2015.

(c)          Represents the current and long term deferred gain related to the Western Catarina Midstream Divestiture in 2015.

(d)         Represents the difference in fair value of investments as of June 30, 2015 and the date of the sale of common units in the Partnership.

Notes to the Unaudited Pro Forma Combined Statement of Operations

The unaudited pro forma combined statements of operations for the six months ended June 30, 2015 and 2014 and the year ended December 31, 2014 include adjustments to reflect the following:

(a)         Represents the changes in oil, natural gas liquids and natural gas sales resulting from the Catarina Acquisition and Palmetto Sale completed during 2014 and 2015, respectively.

(b)         Represents the changes in oil and natural gas production expenses resulting from the Catarina Acquisition, the Palmetto Sale and the Western Catarina Midstream Divestiture completed during 2014 and 2015.

(c)          Represents the changes in production taxes resulting from the Catarina Acquisition and Palmetto Sale completed during 2014 and 2015, respectively.

(d)         Represents the changes in depletion, depreciation, accretion, and amortization expense resulting from the Catarina Acquisition, the Palmetto Sale and the Western Catarina Midstream Divestiture completed during the 2014 and 2015, respectively.

(e)          Represents the change in impairment of oil and natural gas properties related to the pro forma effects of combining the Company’s operations with the Catarina Assets’ operations and removal of the Palmetto Sale assets’ operations and removal of the Western Catarina Midstream Divestiture assets’ operations.

(f)           Represents the pro forma interest expense and amortization of debt issuance costs related to the issuance of the Notes to fund a portion of the Catarina Acquisition during 2014.  The amount borrowed for the Catarina Acquisition is netted with the cash proceeds from the Palmetto Sale and Western Catarina Midstream Divestiture during 2015.

(g)          Represents the change in income tax expense related to the pro forma effects of combining the Company’s operations with the Catarina Assets’ operations and removal of the Palmetto Sale assets’ operations and removal of the Western Catarina Midstream Divestiture assets’ operations.